       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2003
                                                      REGISTRATION NO. 333-86847
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 -------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                            MARATHON OIL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         25-0996816
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

          5555 SAN FELIPE ROAD
             HOUSTON, TEXAS                                      77056-2723
(Address of Principal Executive Offices)                         (Zip Code)



                                 1990 STOCK PLAN
                            (Full title of the plan)




                          WILLIAM F. SCHWIND, JR., ESQ.
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                              5555 SAN FELIPE ROAD
                            HOUSTON, TEXAS 77056-2723
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 629-6600


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                                EXPLANATORY NOTE


         Marathon Oil Corporation, formerly known as USX Corporation (the "Registrant" or the "Company"), filed a Registration Statement on Form S-8 on September 10, 1999, as amended (Registration No. 333-86847) to register shares of the Company's USX-Marathon Group common stock, par value $1.00 per share ("Common Stock") and shares of the Company's USX-U.S. Steel Group common stock, par value $1.00 per share ("U.S. Steel Common Stock"), for issuance pursuant to the USX Corporation 1990 Stock Plan (the "USX Plan").

         Of the 4,500,000 shares of Common Stock and the 2,400,000 shares of U.S. Steel Common Stock registered in connection with the USX Plan, 2,284,684 shares of Common Stock (the "Unissued Shares") have not been sold. Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, the Company is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Marathon Oil Corporation 2003 Incentive Compensation Plan (the "Plan").

         In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 2 is hereby filed in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the USX Plan to the Registration Statement on Form S-8 for the Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 2.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 1, 2003.


                                        MARATHON OIL CORPORATION
                                        (Registrant)


                                        By:  /s/ Clarence P. Cazalot, Jr.
                                           -------------------------------------
                                                 Clarence P. Cazalot, Jr.
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on May 1, 2003.


                             SIGNATURE                                                   TITLE
                             ---------                                                   -----
                 /s/ Clarence P. Cazalot, Jr.                          President, Chief Executive Officer and
            -------------------------------------------                 Director (Principal Executive Officer)
                     Clarence P. Cazalot, Jr.


                       /s/ John T. Mills                                        Chief Financial Officer
            -------------------------------------------                      (Principal Financial Officer)
                           John T. Mills


                     /s/ Albert G. Adkins                              Vice President-Accounting and Controller
            -------------------------------------------                     (Principal Accounting Officer)
                         Albert G. Adkins

                  /s/ Charles F. Bolden, Jr.                                             Director
            -------------------------------------------
                      Charles F. Bolden, Jr.


                     /s/ David A. Daberko                                                Director
            -------------------------------------------
                         David A. Daberko


                     /s/ William L. Davis                                                Director
            -------------------------------------------
                         William L. Davis

                             SIGNATURE                                                  TITLE
                             ---------                                                  -----
                  /s/ Dr. Shirley Ann Jackson                                          Director
            -------------------------------------------
                      Dr. Shirley Ann Jackson


                       /s/ Philip Lader                                                Director
            -------------------------------------------
                           Philip Lader


                      /s/ Charles R. Lee                                               Director
            -------------------------------------------
                          Charles R. Lee


                     /s/ Dennis H. Reilley                                             Director
            -------------------------------------------
                         Dennis H. Reilley


                     /s/ Seth E. Schofield                                             Director
            -------------------------------------------
                         Seth E. Schofield


                      /s/ Thomas J. Usher                                        Chairman of the Board
            -------------------------------------------
                          Thomas J. Usher


                    /s/ Douglas C. Yearley                                             Director
            -------------------------------------------
                        Douglas C. Yearley